Exhibit 10.5

NON-EMPLOYEE DIRECTOR RSU FORM

API GROUP CORPORATION

2019 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

FOR

[NAME]

1. Award of Restricted Stock Units. APi GROUP CORPORATION (the “Company”) hereby grants, as of [                    ] (the “Grant Date”), to [NAME] (the “Recipient”), the right to receive, at the times specified in Section 2 hereof, # shares of the Company (collectively the “RSUs”). The RSUs shall be subject to the terms, provisions and restrictions set forth in this Agreement and the APi Group Corporation 2019 Equity Incentive Plan, as may be amended from time to time (the “Plan”), which is incorporated herein for all purposes. As a condition to entering into this Agreement, and to the issuance of any Shares, the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

2. Vesting of RSUs.

(a) General Vesting. Except as provided in Sections 2(b) and 3 of this Agreement, the RSUs shall vest in the following amounts and the following times (the “Vesting Date”), provided that the Continuous Service of the Recipient continues through and each such Vesting Date:

Percentage of RSUs	Vesting Date
[ ]	[ ]

There shall be no proportionate or partial vesting of the RSUs in or during the months, days or periods prior to each Vesting Date, and except as otherwise provided in Section 2(b) hereof, all vesting shall occur only on the applicable Vesting Date provided the conditions set forth in this Section 2 are satisfied. Any portion of the RSUs subject to this Agreement that have become vested pursuant to this Section 2 shall be referred to hereinafter as the “Vested RSUs”, and any portion that have not vested hereunder shall be referred to as the “Non-Vested RSUs.”

(b) Acceleration of Vesting Upon Change in Control. In the event that a Change in Control occurs during the Recipient’s Continuous Service, the Non-Vested RSUs subject to this Agreement shall become immediately vested as of the date of the Change in Control (the “Change in Control Vesting Date”).

3. Treatment of RSUs Upon Termination of Continuous Service. If the Recipient’s Continuous Service is terminated for any reason prior to the earlier of (a) a Vesting Date or (b) a Change in Control Vesting Date, then, unless otherwise determined by the Committee, the Non-Vested RSUs granted hereunder shall be immediately forfeited and revert back to the Company without any payment to the Recipient. The Committee shall have the power and authority to enforce on behalf of the Company any rights the Company may have with respect to the RSUs under this Agreement in the event of the termination of the Recipient’s Continuous Service.

4. Settlement of the RSUs. The Company shall deliver to the Recipient the number of Shares corresponding to the Vested RSUs as soon as practicable on or after the Vesting Date or Change in Control Vesting Date, whichever applicable, but in no event later than 30 days after such Vesting Date or Change in Control Vesting Date.

5. Rights with Respect to RSUs.

(a) No Rights as Shareholder Until Delivery. Except as otherwise provided in this Section 5 or the Plan, the Recipient shall not have any rights, benefits or entitlements with respect to the Shares corresponding to the RSUs unless and until those Shares are delivered to the Recipient. On or after delivery, the Recipient shall have, with respect to the Shares delivered, all of the rights of a holder of Shares granted pursuant to the articles of incorporation and other governing instruments of the Company, or as otherwise available at law.

(b) Adjustments to Stock. If at any time while this Agreement is in effect and before any Shares have been delivered with respect to any RSUs, there shall be any increase or decrease in the number of issued and outstanding Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such Shares, then and in that event, the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of Shares subject to the RSUs then subject to this Agreement. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

(c) No Restriction on Certain Transactions. Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding RSUs awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the shares of Stock represented by the RSUs and/or that would include, have or possess other rights, benefits and/or preferences superior to those that such shares includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6. Transferability. The RSUs are not transferable unless and until the Shares have been delivered to the Recipient in settlement of the RSUs in accordance with this Agreement, otherwise than by will, under the applicable laws of descent and distribution, or as otherwise permitted by the Plan upon approval by the Committee. Except as otherwise permitted pursuant to the first sentence of this Section 6, any attempt to effect a Transfer of any RSUs prior to the date on which the Shares have been delivered to the Recipient in settlement of the RSUs shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7. Tax Matters. The tax consequences to the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the RSUs (including without limitation the grant, vesting and/or delivery thereof) are the sole responsibility of the Recipient. The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters and the Recipient’s filing, withholding and payment (or tax liability) obligations.

8. Amendment, Modification & Assignment. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the executors, administrators, heirs, successors and assigns of the Recipient and on the successors and assigns of the Company.

9. Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10. Miscellaneous.

(a) No Right to (Continued) Service. This Agreement and the grant of RSUs hereunder shall not confer, or be construed to confer, upon the Recipient any right to service, or continued service, with the Company or any Related Entity.

(b) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c) Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of RSUs hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d) No Trust or Fund Created. Neither this Agreement nor the grant of RSUs hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Law Governing. The validity, construction and effect of this Agreement shall be determined in accordance with (i) prior to the Domestication, the laws of the British Virgin Islands, and (ii) after the Domestication, the laws of the State of Delaware, in each case, without giving effect to principles of conflict of laws, and applicable federal law.

(f) Interpretation. The Recipient accepts this award of RSUs subject to all of the terms, provisions and restrictions of this Agreement and the Plan. The Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement or the Plan.

(g) Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(h) Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, by overnight courier, or by United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Chief Financial Officer at c/o Mariposa Capital, LLC, 500 South Pointe Drive, Suite 240, Miami Beach, Florida 33139, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 10.

(i) Compliance with Section 409A

(i) General. It is the intention of both the Company and the Recipient that the benefits and rights to which the Recipient could be entitled pursuant to this Agreement either comply with or fall within an exception to Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention.

(ii) No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the RSUs awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

(iii) No Acceleration of Payments. Neither the Company nor the Recipient, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

(j) Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(k) Clawback. The Company may (i) cause the cancellation of the RSUs, (ii) require reimbursement of any benefit conferred under the RSUs to the Recipient or Beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, the Recipient may be required to repay to the Company certain previously paid compensation, whether provided under the Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting this Award, the Recipient agrees to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and further agrees that all of the Recipient’s Award Agreements may be unilaterally amended by the Company, without the Recipient’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

(l) Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Grant Date.

COMPANY:

API GROUP CORPORATION

By:
Name:
Title:

[Signature Page to Restricted Stock Unit Agreement for Directors]

The Recipient acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this RSU award subject to all of the terms and provisions of the Plan and this Agreement. The Recipient further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

RECIPIENT:

Name: [NAME]

Dated:

[Signature Page to Restricted Stock Unit Agreement for Directors]